UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2022 (July 11, 2022)

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-341-4802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of NOV Inc. (the “Company”) adopted a retirement policy for equity awards (the “Equity Retirement Program”). The Equity Retirement Program provides certain benefits to long-term employees to permit such individuals to elect retirement, including (i) full or partial continued vesting of certain equity awards, and (ii) an extended post-employment exercise period for non-qualified stock options and stock appreciation rights. If the award (i.e., restricted stock units or non-qualified stock options, etc.) was granted at least twelve (12) months prior to the retirement date requested by the employee, such awards will continue to vest based upon the original vesting dates in the applicable award agreements. For grants that were issued less than twelve (12) months prior to the retirement date requested by the employee, a prorated amount of the award will continue to vest based on the number of full calendar months between the grant date and such retirement date. Shares will be held until the scheduled vesting date. The retiree will be required to agree to certain post-employment restrictions, including non-competition and non-solicitation covenants, in order to retain his or her equity. The Equity Retirement Program applies to the 2022 equity awards and any future equity awards granted to eligible employees.

On July 11, 2022, the Compensation Committee also authorized and directed the Company to adopt an amendment to the Company’s group health plan to provide extended medical benefits for certain employees in the United States (the “Retiree Medical Plan”), which outlines the circumstances under which an employee who provides services in the United States will be eligible to receive post-employment medical coverage until such individuals are eligible to receive medical benefits under Medicare. Coverage will end for the retiree and their dependents when the retiree turns age sixty-five (65) and becomes eligible to participate in Medicare. Coverage will also end if the retiree is eligible or becomes eligible to receive comprehensive medical coverage under another employer’s group health plan, the retiree provides services to a competitor of the Company, or the retiree fails to pay the required premiums.

In order to participate in both the Equity Retirement Program and the Retiree Medical Plan, the employee must attain at least sixty (60) years of age at the time of retirement and must have completed at least ten (10) years of service with the Company and completed five (5) consecutive years of employment prior to retirement. Additionally, employees must obtain approval of their proposed retirement date from the Company before they are eligible to participate.

The Company’s named executive officers, including the Company’s Chairman, President and Chief Executive Officer, Clay C. Williams, are eligible to participate in the Equity Retirement Program and the Retiree Medical Plan (provided they satisfy the plan eligibility requirements). To the Company’s knowledge, none of the named executive officers have immediate plans to retire.

The plan document for the Equity Retirement Program has been included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K:

10.1	NOV Inc. Retirement Policy for Equity Awards

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022	NOV INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President